UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025

NextTrip, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol Santa Fe, New Mexico	87507
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (505) 438-2576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NTRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On April 14, 2025, NextTrip, Inc. (the “Company”) filed a Current Report on Form 8-K (the “April Report”) with the Securities and Exchange Commission (the “Commission”) disclosing the completion of the previously announced acquisition (the “Acquisition”) contemplated by the Membership Interest Purchase Agreement, dated February 6, 2025 (the “Purchase Agreement”), by and among the Company, FSA Travel, LLC (“FSA”), John McMahon, as Majority Member, and the other members of FSA included on the signature page thereto (Mr. McMahon together with such other members, collectively the “FSA Members”).

Pursuant to the terms of the Purchase Agreement, on February 10, 2025, the Company purchased 9,608 membership units of FSA (equal to a 49% ownership stake in FSA immediately after closing) from FSA in exchange for consideration consisting of $500,000 in cash and 161,291 shares of Series O Nonvoting Convertible Preferred Stock (“Series O Preferred”) of the Company (the “Initial Closing”). As disclosed in the April Report, on April 9, 2025, the Company exercised its option to purchase the remaining 51% of the membership units in FSA from the FSA Members in exchange for consideration consisting of an additional $500,000 in cash and 161,291 shares of Series O Preferred (the “Final Closing”). As a result, immediately after the Final Closing, FSA became a wholly owned subsidiary of the Company.

This Current Report on Form 8-K/A (this “Amendment”) amends and supplements Item 9.01 of the April Report to include the financial statements and pro forma financial information required by Items 9.01(a) and (b) of Form 8-K, respectively, which were not included in the April Report pursuant to Items 9.01(a)(3) and (b)(2) of Form 8-K. Except as provided herein, the disclosures made in the April Report remain unchanged. This Amendment should be read together with the April Report and that Current Report on Form 8-K filed by the Company with the Commission on February 11, 2025, which provide a more complete description of the Purchase Agreement and the transactions contemplated thereby, including the Initial Closing and the Final Closing, amongst other things.

The pro forma financial information included in this Amendment has been presented for informational purposes only. It does not purport to represent the actual results of operations that the Company and FSA would have achieved had the companies been combined during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the combined company may achieve.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of businesses acquired.

The audited financial statements of FSA as of and for the fiscal years ended December 31, 2024 and 2023, including the accompanying notes and the independent auditor’s report related thereto, are attached as Exhibit 99.1 to this Amendment and are incorporated herein by reference. The consent of Haynie & Company, FSA’s independent registered public accounting firm, is attached as Exhibit 23.1 to this Amendment.

(b) Pro forma financial information.

The unaudited pro forma condensed combined balance sheet of the Company as of February 28, 2025, and the unaudited pro forma condensed combined statement of operations of the Company for the year ended February 28, 2025, including the accompanying notes, are attached as Exhibit 99.2 to this Amendment and incorporated herein by reference. The unaudited pro forma financial information gives effect to the Acquisition on the basis of, and subject to, the assumptions set forth with Article 11 of Regulation S-X.

(d) Exhibits.

Exhibit Number	Description
23.1	Consent of Haynie & Company, the independent auditors of FSA Travel, LLC.
99.1	Audited financial statements of FSA Travel, LLC as of and for the fiscal years ended December 31, 2024 and 2023, including the related notes thereto.
99.2	Unaudited pro forma condensed combined financial information of NextTrip, Inc. as of and for the fiscal year ended February 28, 2025, including the related notes thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTTRIP, INC.

Date: June 23, 2025	By:	/s/ William Kerby
	Name:	William Kerby
	Title:	Chief Executive Officer